 Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Eagle Bancorp Montana, Inc. on Amended Form S-8 of our report dated February 21, 2019, relating to the consolidated financial statements of Eagle Bancorp Montana, Inc. and subsidiaries, as of and for the year ended December 31, 2018, appearing in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

Abilene, Texas

July 30, 2020